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EX-23.1


                                  Exhibit 23

                        INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Ness Energy International, Inc. on Form SB-2 of our reports dated March 23, 2000 and Note dated May 11, 2000, and to reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

WEAVER AND TIDWELL, L.L.P.


/s/ Weaver and Tidwell, L.L.P.
Ft. Worth, Texas

July   , 2000